Exhibit 99.1

For Immediate Release

Contact:	Mike Dinneen
SVP, Marketing & Communications
(856) 552-5013
mdinneen@sunnb.com

 Sun Bancorp, Inc. Elects Anthony R. Coscia as Board Chairman

MOUNT LAUREL, N.J., November 22, 2016 — Sun Bancorp, Inc. (NASDAQ:SNBC) (the “Company”), the holding company for Sun National Bank (the “Bank”), announced today that the Board of Directors of the Company has unanimously elected Anthony R. Coscia to the role of independent Chairman of the Company and the Bank, effective December 31, 2016. Mr. Coscia is an independent Director, having been elected to the Board of the Company in 2010 and the Bank in 2011. He will replace current Chairman Sidney R. Brown, who previously informed the Board of Directors in October of his decision to step down as Chairman of the Company and the Bank effective December 31, 2016. Mr. Brown will remain a Director of the Company and Bank.

Mr. Coscia is a partner with Windels Marx Lane & Mittendorf, LLP, and a member of the law firm’s Executive Committee. In addition to his private practice, Mr. Coscia holds a number of leadership roles in the public and private sectors, including serving as the Chairman of the Board of Directors of the National Railroad Passenger Corporation (Amtrak). He previously served as Chairman of the Port Authority of New York and New Jersey and the New Jersey Economic Development Authority. Mr. Coscia also serves as a trustee of the New Jersey Community Development Corporation, Georgetown University and the Regional Plan Association.

“We are proud to have Tony Coscia ascend to the Chairmanship of the Company and Bank,” said Thomas M. O’Brien, President and Chief Executive Officer. “Tony is well-respected and experienced in matters of corporate governance, finance and economic development. All of our stakeholders are well-served by this appointment and we are fortunate that Tony has agreed to undertake this new responsibility.”

“I am pleased and honored to assume the Board Chairman’s role at the Company and the Bank,” stated Mr. Coscia. “We have a very strong and committed Board and Management, and I accept my selection as Chairman with deep gratitude. The story at Sun Bancorp is exciting and holds much promise. I will enjoy working with the Company’s leadership and shareholders in this new capacity.”

About Sun Bancorp, Inc.

Sun Bancorp, Inc. (NASDAQ: SNBC) is a $2.19 billion asset bank holding company headquartered in Mount Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a community bank serving customers throughout New Jersey and the metro New York region. Sun National Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnationalbank.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information contained herein, the statements made in this press release constitute "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995, which may be identified by the use of such words as “allow,” “anticipate,” “believe,” “continues,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “potential,” “predict,” “project,” ”promise,” “reflects,” “should,” “typically,” “usually,” “view,” “will,” “would,” and similar terms and phrases, including references to assumptions. These forward-looking statements may include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions and other statements contained herein that are not historical facts. Actual results may differ materially from the results discussed in the forward-looking statements because such statements involve certain risks and uncertainties. Additional information on these risks can be found in the Company’s filings with the Securities and Exchange Commission. No undue reliance should be placed on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any such forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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